Schedule A

Nuveen Open-End Funds

Dated as of: May 17, 2010

333 Advisors Yield Curve Arbitrage Fund

All-American Municipal Bond Fund

Arizona Municipal Bond Fund

California High Yield Municipal Bond Fund

California Insured Municipal Bond Fund

California Municipal Bond Fund

Colorado Municipal Bond Fund

Connecticut Municipal Bond Fund

Conservation Allocation Fund

Enhanced Core Equity Fund

Enhanced Mid-Cap Fund

Enhanced Multi-Strategy Income Managed Accounts Portfolio

Florida Preference Municipal Bond Fund

Georgia Municipal Bond Fund

Growth Allocation Fund

High Yield Bond Fund

High Yield Municipal Bond Fund

Insured Municipal Bond Fund

Intermediate Duration Fund

International Income Managed Accounts Portfolio

Kansas Municipal Bond Fund

Kentucky Municipal Bond Fund

Limited Term Municipal Bond Fund

Louisiana Municipal Bond Fund

Maryland Municipal Bond Fund

Massachusetts Insured Municipal Bond Fund

Massachusetts Municipal Bond Fund

Michigan Municipal Bond Fund

Missouri Municipal Bond Fund

Moderate Allocation Fund

Multi-Manager Large-Cap Value Fund

Multi-Strategy Core Bond Fund

Municipal Total Return Managed Accounts Portfolio

New Jersey Municipal Bond Fund

New Mexico Municipal Bond Fund

New York Insured Municipal Bond Fund

New York Municipal Bond Fund

North Carolina Municipal Bond Fund

NWQ Equity Income Fund

NWQ Large-Cap Value Fund

NWQ Multi-Cap Value Fund

NWQ Preferred Securities Fund

NWQ Small/Mid-Cap Value Fund

NWQ Small-Cap Value Fund

Ohio Municipal Bond Fund

Schedule A

Nuveen Open-End Funds

(continued)

Pennsylvania Municipal Bond Fund

Preferred Securities Fund

Santa Barbara Dividend Growth Fund

Santa Barbara EcoLogic Equity Fund

Santa Barbara Global Equity Fund

Santa Barbara Growth Fund

Santa Barbara Growth Plus Fund

Santa Barbara International Equity Fund

Santa Barbara Mid-Cap Growth Fund

Santa Barbara Strategic Growth Fund

Short Duration Bond Fund

Symphony Credit Opportunities Fund

Symphony International Equity Fund

Symphony Large-Cap Growth Fund

Symphony Large-Cap Value Fund

Symphony Mid-Cap Core Fund

Symphony Optimized Alpha Fund

Symphony Small-Mid Cap Core Fund

Tennessee Municipal Bond Fund

Tradewinds Emerging Markets Fund

Tradewinds Global All-Cap Fund

Tradewinds Global All-Cap Plus Fund

Tradewinds Global Flexible Allocation Fund

Tradewinds Global Resources Fund

Tradewinds International Value Fund

Tradewinds Japan Fund

Tradewinds Value Opportunities Fund

U.S. Equity Completeness Fund

Virginia Municipal Bond Fund

Winslow Large Cap Growth Fund

Wisconsin Municipal Bond Fund

*Massachusetts Business Trust

FUND		STATE STREET BANK
AND TRUST COMPANY

By:	/s/ Tina M. Lazar	By:	/s/ Michael Rogers
Name:	Tina M. Lazar	Name:	Michael Rogers
Title:	Vice President	Title:	Executive Vice President
As an Authorized Officer on behalf of
each of the Funds indicated on
Schedule A